UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2022

Ontrak, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Paseo Verde Parkway, Suite 280, Henderson, NV 89052
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (310) 444-4300

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OTRK	The NASDAQ Global Market
9.50% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value	OTRKP	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 2, 2022, Ontrak, Inc. (the “Company”) entered into a securities purchase agreement with certain institutional investors for the purchase and sale of 5,000,000 shares of its common stock at a purchase price of $0.80 per share in a registered direct offering priced at-the-market under Nasdaq rules (the “Offering”). The shares were sold through Roth Capital Partners, LLC, as placement agent (the “Placement Agent”) pursuant to a placement agency agreement entered into on August 2, 2022.

The shares of common stock issued in the Offering are being issued pursuant to a “shelf” registration statement (the “Registration Statement”) on Form S-3 (File No. 333-259329) previously filed with the U.S. Securities and Exchange Commission (“SEC”) on September 3, 2021, and declared effective by the SEC on September 16, 2021. A copy of the opinion of Sheppard Mullin Richter & Hampton LLP relating to the legality of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto.

The closing of the Offering is expected to occur on August 4, 2022, subject to the satisfaction of customary closing conditions. Gross proceeds are expected to be $4,000,000, before deducting placement agent fees and related offering expenses. The Company may use all or a portion of the net proceeds from the Offering to pay off certain outstanding debt. Any remaining proceeds will be used for general corporate purposes and working capital, including among other things, capital expenditures and research and development expenses.

The securities purchase agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties. The Placement Agent agreed to act on a reasonable best efforts basis in connection with the Offering. The Company agreed to pay the Placement Agent a cash fee of 7% of the gross proceeds raised in the Offering. The Company also agreed to reimburse the Placement Agent for up to $25,000 of its expenses.

The foregoing descriptions of the securities purchase agreement and the placement agency agreement are not complete and are qualified in their entirety by reference to the form of such documents, copies of which are filed as Exhibits 10.1 and 10.2 to this report, respectively, and are incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On August 2, 2022, the Company issued a press release announcing the Offering, a copy of which is attached as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Sheppard Mullin Richter & Hampton LLP
10.1	Form of Securities Purchase Agreement
10.2	Form of Placement Agency Agreement
23.1	Consent of Sheppard Mullin Richter & Hampton LLP (included in Exhibit 5.1)
99.1	Press Release, dated August 2, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ontrak, Inc.

Date:August 4, 2022	By:	/s/ James J. Park
	Name:	James J. Park
	Title:	Chief Financial Officer

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